Exhibit 99.1

         FIRST CASH FINANCIAL SERVICES ANNOUNCES TWO-FOR-ONE STOCK SPLIT

ARLINGTON, Texas, Jan. 26 /PRNewswire-FirstCall/ -- First Cash Financial Services, Inc. (Nasdaq: FCFS) today announced that its Board of Directors approved a two-for-one split of the Company's common stock in the form of a stock dividend. As a result of the stock split, shareholders will receive one additional common share for every share held on the record date of February 6, 2006.

"Declaring a stock split demonstrates the Board's confidence in the Company's continued long-term growth opportunities. The increased float and trading liquidity will be beneficial to our existing shareholders and the split makes our stock more attractive to a broader range of investors," said Rick Powell, Chairman of the Board of Directors for First Cash.

The total market capitalization of First Cash currently stands at approximately $500 million; this marks the second time in two years that First Cash has split its stock. In March 2004, the Company completed a three-for-two split of its common shares.

Upon completion of the two-for-one split, the number of common shares outstanding will be approximately 31.7 million. The additional shares will be mailed or delivered on or about February 20, 2006, by the Company's transfer agent, Registrar & Transfer Company. The ex-split date is February 21, 2006, which is the date First Cash's common shares will trade on Nasdaq at the new split-adjusted price.

Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements in this release include, without limitation, the Company's expectations for growth, trading liquidity and potential to attract future investors. These statements are made to provide the public with management's assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to release any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in consumer borrowing and repayment behaviors, changes or increases in competition, the ability to locate, open and integrate new stores, the ability to integrate and operate as a credit services organization in Texas, the ability to successfully refer credit services customers to an independent lender who can provide credit to these customers, new legislative initiatives or governmental regulations or changes to existing regulations affecting payday advance businesses, credit services organizations and pawn businesses in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in foreign currency exchange rates, future business decisions, and other uncertainties. These and other risks and uncertainties are indicated in the Company's 2004 Annual Report on Form 10-K and updated in subsequent quarterly reports on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. and its subsidiaries are engaged in the operation of pawn and consumer credit stores, which lend money on the collateral of pledged personal property, retail previously-owned merchandise acquired through loan forfeitures, provide payday advances, and offer other financial and credit services products. The Company owns and operates stores in eleven U.S. states and seven states in Mexico. First Cash is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 40 check-cashing and financial services kiosks located inside convenience stores. First Cash has been recognized for four consecutive years by Forbes magazine as one of its "200 Best Small Companies." This annual ranking is based on a combination of profitability and growth performance measures over the most current one and five-year periods. First Cash was also recently ranked for the second consecutive year by Fortune Small Business magazine on the "FSB 100: America's Fastest-Growing Small Public Companies." First Cash's common stock is traded on the Nasdaq Stock Market under the ticker symbol "FCFS" and it is a component Company in the Russell 2000 Index.

SOURCE  First Cash Financial Services, Inc.
    -0-                             01/26/2006
    /CONTACT: Rick Wessel, President, or Doug Orr, Executive Vice President & Chief Financial Officer, both of First Cash Financial Services, Inc., +1-817-505-3199, or investorrelations@firstcash.com /
    /Web site:  http://www.firstcash.com /